SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): October 3,2006
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                    International Thoroughbred Breeders, Inc.
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             (Exact name of registrant as specified in its charter)

        Delaware                       0-9624                  22-2332039
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(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)               File Number)          Identification No.)


  Suite 1300, 1105 N. Market St., PO Box 8985, Wilmington, Delaware, 19899-8985
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               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (302) 427-7599
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                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-14(C))

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

     On October 3, 2006, International Thoroughbred Breeders, Inc. together with certain of its subsidiaries (the "Company") and certain companies owned or controlled by Francis W. Murray, our CEO, all being the same companies which entered into the Loan and Security Agreement with PDS Gaming Corporation ("PDS") received notice from PDS that it has accelerated the maturity of our obligations and declared all amounts remaining unpaid under the Loan Agreement and the Note dated June 30, 2005, and all amounts payable under our equipment leases with PDS immediately due and payable. As of October 1, 2006, the borrowers owe approximately $35.6 million under the loan agreement and note and approximately $4.5 million under the equipment leases.

     The Company has been in default in payment of the principal and interest under the note, and in default in payment of the equipment rentals under the PDS leases, in each case since January 2006. As reported in our Form 8-K filed on July 20, 2007, we had entered into the First Amended and Restated Forbearance Agreement with PDS on July 14, 2006, effective as of June 1, 2006. The forbearance period under such forbearance agreement expired on August 29, 2006. As a result of the acceleration, the rate of interest payable under the note will increase by 5% per annum above the rate in effect prior to our default.

     The Company does not currently have the means to satisfy the creditor's demands and is currently negotiating with PDS for an amicable solution. The Company is continuing to analyze and pursue strategic alternatives, including sales of assets. If we are unsuccessful in resolving this matter, we believe the lender will take action in an attempt to foreclose against our assets.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES



                                   SIGNATURES

         Pursuant to the requirements of the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            INTERNATIONAL THOROUGHBRED
                            BREEDERS, INC.

                            By:/s/ Francis W. Murray
                               ------------------------------------------
                                   Francis W. Murray
                                   President, Chief Executive Officer and
                                   Treasurer


Date: October 6,2006
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